Exhibit 10.41

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

BATTELLE/ZOGENIX
CO-MARKETING AND DEVELOPMENT SERVICES AGREEMENT

This Co-Marketing and Development Services Agreement (“Agreement”) is made and entered into as of the 26th day of November, 2013 and is by and between Battelle Memorial Institute (“Battelle”) and Zogenix, Inc. (“Zogenix”). Battelle and Zogenix are individually referred to as a “Party” and collectively referred to as the “Parties”.

RECITALS:

WHEREAS, Battelle is based in Columbus, OH and is the world’s largest private research and development corporation; and

WHEREAS, Battelle delivers a comprehensive set of R&D services to solve the most complex challenges in human health through significant advances in medical devices, pharmaceuticals, public health, and next-generation diagnostics and therapeutics; and

WHEREAS, Zogenix is a pharmaceutical company developing and commercializing products for the treatment of central nervous system disorders and pain; and

WHEREAS, Zogenix has developed a pre-filled, single-use disposable, needle-free drug delivery system called DosePro®; and

WHEREAS, Zogenix has developed a [***] collectively referred to as “DosePro”); and

WHEREAS, the Parties desire to supersede the Battelle/Zogenix Co-Marketing and Option Agreement between the Parties dated March 22, 2012 (as amended on March 21, 2013) (the “Prior Agreement”) to provide for, among other things, Battelle having the role as primary DosePro development services provider, on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Definitions.

“Affiliate or Affiliates” means with respect to a Party, any entity that, at the time of determination, directly or indirectly through one or more intermediaries, controls, is

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controlled by or is under common control with such specified Party. For purposes of this definition only, “control” means (i) to possess, directly or indirectly, the power to direct the management or policies of a Party, whether through ownership of voting securities, by contract relating to votingrights or corporate governance, or (ii) to own, directly or indirectly, fifty percent (50%) or more of the outstanding voting securities or other ownership interest of such Party. .

b.
“Applicable Laws” means the applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of regulatory authorities or other governmental entities, that may be in effect from time to time.

c. “Battelle Clients” means those organizations listed on Exhibit A, as may be amended from time to time hereunder.

d.     “Battelle DosePro Transaction” or “Transaction” means a transaction (or proposed transaction, as the case may be) with a Battelle Client relating to use of DosePro Technology in the development and/or commercialization of a DosePro product in the Battelle Field by the Battelle Client pursuant to which Battelle may provide Battelle DosePro Development Services. For clarity, a Battelle DosePro Transaction may include either a [***] product or a [***] product.

e. “Battelle Field” means [***]; provided that the Battelle Field shall not include any such pharmaceutical drugs within the Zogenix Field.

f. “Battelle Invention” means an invention [***].

g. “Battelle Technology” means (i) any and all Know-How controlled by Battelle during the Term other than Know-How within the DosePro Technology; and (ii) those Patents controlled by Battelle during the Term other than Patents within the DosePro Technology.

h.    “Battelle DosePro Development Services” means those research and development services performed by Battelle pursuant to a Transaction Document relating to pharmaceutical research and development activities for DosePro undertaken by Battelle at the request of Zogenix and/or the Battelle Client in order to design or modify DosePro to meet the desired clinical or commercial product profile desired by a Battelle Client. Attached hereto as Exhibit C is an illustrative description of Battelle DosePro Development Services anticipated to be undertaken by Battelle with respect to a [***] Battelle Development Work Plan; the parties will mutually agree on any Battelle DosePro Development Services to be undertaken with respect to any [***] Battelle Development Work Plan. For clarity, the Battelle DosePro Development Services to be provided pursuant to each Transaction Document must be mutually agreed by Battelle and Zogenix.

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i.    “Designated Executives” has the meaning set forth in Section 8(d).

j. “Battelle Development Work Plan” has the meaning set forth in Section 3(b).

k. “DosePro Invention” means an invention [***].

l. “DosePro Technology” means: (i) any and all Know-How controlled by Zogenix or any of its Affiliates during the Term relating in whole or in part to DosePro; and (ii) those Patents controlled by Zogenix or any of its Affiliates during the Term with claims covering DosePro, including as set forth in Exhibit D, as such list shall be updated from time to time by Zogenix.

m. “License Related Revenue” means [***]. For clarity, [***] will not be considered “License Related Revenue” until [***].

n. "Know-How" means all technical information and other technical subject matter, proprietary methods, ideas, concepts, formulations, discoveries, inventions, devices, technology, trade secrets, compositions, designs, formulae, know-how, show-how, specifications, drawings, techniques, results, processes, methods, procedures and/or designs, whether or not patentable.

o. “Patent(s)” means issued patents and patent applications, including any and all provisionals, continuations, divisionals, continuation-in-part applications, foreign counterparts, substitutions, reissues, renewals, re-examinations, supplementary protection certificates, patent term extensions, adjustments or restoration rights, registrations, confirmations, successor protective rights or subsequently issued protective rights of similar nature of any of the above.

p. “Revenue” means, in connection with any given Transaction, [***], less only: (i) [***]; and (ii) [***]; and (iii) [***].

For avoidance of doubt, “Revenue” shall not include:

(i)	[***];

(ii)	[***]; and

(iii)	[***].
q. “Term” has the meaning set forth in Section 10(a).

r. “Third Party Payments” has the meaning set forth in Section 1(p).

s. “Transaction Document” means a binding written agreement between a Battelle Client and Zogenix for a Battelle DosePro Transaction entered into during the Term, including but not limited to a written binding term sheet, written license agreement,

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written binding memorandum of understanding or written binding option agreement.

t. “Work Related Costs” means amounts incurred or paid by Zogenix and/or actually received by Zogenix, in each case which are allocable to incurring, paying, recovering or reimbursing of product development, preclinical or clinical development (including, without limitation, Battelle DosePro Development Services), manufacturing, capital equipment, product supply or other pass-through costs, in each case directly related to DosePro product development for the Battelle Client incurred, or scheduled to be incurred, after the Effective Date by or on behalf of Zogenix.

u. “Zogenix Clients” means those organizations listed on Exhibit B, as may be amended from time to time hereunder.

v. “Zogenix Field” means all human pharmaceutical drugs which include [***] from within the following list, subject to Section 2(b):

i.	[***];

ii.	[***];

iii.	[***];

iv.	[***];

v.	[***]; and

vi.	[***].

2.	Battelle Co-Marketing Activities; Battelle Field and Zogenix Field.

a.
Subject to the terms and conditions of this Agreement, during the Term, Battelle will be the exclusive co-marketer of DosePro and Battelle DosePro Development Services to Battelle Clients in the Battelle Field. As the exclusive co-marketer of DosePro to Battelle Clients, [***] unless otherwise agreed by the Parties, Battelle shall during the Term:

i.	Use commercially reasonable efforts to fulfill its assigned responsibilities pursuant to the annual co-marketing plan prepared and approved by the Joint Development Services Committee;

ii.	Introduce DosePro development and/or business proposals to the Battelle Clients;

iii.
Market DosePro to Battelle government clients when deemed appropriate by Battelle and in conformance with all applicable laws, including but not limited to the current Federal Acquisition Regulation (FAR);

iv.	Review its current project portfolio for opportunities for DosePro to add value to Battelle Clients and market DosePro and Battelle DosePro Development Services to the identified Battelle Clients;

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v.
Subject to Section 11, include where deemed appropriate by Battelle descriptions of DosePro in general marketing communications to Battelle Clients, presentations at relevant industry conferences, scientific papers and trade publications prepared by Battelle and invite Zogenix participation in each;

vi.	Keep Zogenix informed of all technology opportunities and offerings to Battelle Clients relating to or incorporating DosePro and invite Zogenix participation in each; and

vii.
Use commercially reasonable efforts to ensure that all relevant Battelle business development representatives are trained in DosePro to a competency level approved by the Joint Development Services Committee.

b.
Should Zogenix intend to initiate development of additional DosePro products with certain human pharmaceutical drugs (e.g., Zogenix is contemplating or actually performing formulation work involving such drugs), it shall provide Battelle with written notice of such intention specifying the details of the proposed product(s) (“Zogenix Field Notice”). If (i) Battelle has not conducted substantive negotiations with a Battelle Client under written obligations of confidentiality within [***] with respect to a Transaction granting rights to such Battelle Client to a drug in the class of drugs that includes the drug specified in the Zogenix Field Notice (“Battelle Client Negotiations”), or (ii) neither Battelle nor Zogenix is then in confidential or substantive negotiations with a Battelle Client with respect to a Transaction granting rights to such Battelle Client to a drug in the class of drugs that includes the drug specified in the Zogenix Field Notice, in each of (i) and (ii) the drug(s) identified in the Zogenix Field Notice shall automatically be included in the Zogenix Field. In all other instances, Battelle’s written consent shall be required to add the drug(s) identified in the Zogenix Field Notice to the Zogenix Field, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, if Battelle has conducted Battelle Client Negotiations and a Transaction Document is not executed within [***] of receipt by Battelle of the Zogenix Field Notice, Battelle shall promptly thereafter give its written consent to add the drug(s) identified in the Zogenix Field Notice.

3.	Battelle: Battelle DosePro Development Services.

a.	Subject to the terms and conditions of this Agreement, during the Term, Battelle shall be the preferred supplier of Battelle DosePro Development Services for a Battelle DosePro Transaction. [***]

b.	On a Transaction-by-Transaction basis, the Parties shall mutually agree in writing upon a written work plan pursuant to which Battelle shall provide the Battelle DosePro

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Development Services for the applicable Battelle Client (each, a “Battelle Development Work Plan”). Zogenix shall include the activities, budget and timeline set forth in the applicable Battelle Development Work Plan in any work plan related to each Transaction (the “Battelle Client Work Plan”). Battelle shall have the right to approve each Battelle Client Work Plan in writing before it is presented to the Battelle Client. Battelle shall use its commercially reasonable efforts to perform the activities contemplated under each Battelle Development Work Plan in accordance with such Battelle Development Work Plan (including the associated budget and timelines).

c.
Any change in the details of a Battelle Client Work Plan or Battelle Development Work Plan or the assumptions upon which the Battelle Client Work Plan or Battelle Development Work Plan is based may require changes in the associated budget, payment schedule or schedule for the Battelle DosePro Development Services. The change control process for the applicable Battelle Development Work Plan shall be coordinated with the change control process for the associated Battelle Client Work Plan and the JDSC shall coordinate the change control processes so that they are compatible, potentially on a Transaction-by-Transaction basis. The change control process for the Battelle Development Work Plan will also set forth the conditions upon which a written amendment to the Battelle Development Work Plan is necessary (e.g., material changes to such work plan) (a "Battelle Work Plan Amendment") as well as those circumstances in which the prior approval of the JDSC will be required for a Battelle Work Plan Amendment. Each Battelle Work Plan Amendment shall detail the requested changes to the applicable task, responsibility, duty, budget, timeline or other matter. No Battelle Work Plan Amendment shall become effective unless and until it is signed by both Parties. Any such changes that result in additional Work Related Costs or other charges shall be reflected in the Battelle Work Plan Amendment to the affected Battelle Development Work Plan.

d.
On a Transaction-by-Transaction basis, Zogenix shall grant to Battelle a non-exclusive license to DosePro Technology for use solely in the performance of the Battelle DosePro Development Services if the Parties mutually agree that a specific license is necessary to perform such Battelle DosePro Development Services for the applicable Transaction.

e.
Battelle may perform Battelle DosePro Development Services through third party contractors approved in writing by Zogenix prior to their use; provided, however, that each such third party contractor must agree in a legally binding writing, to which Zogenix is a named third party beneficiary, to be bound by the terms of this Agreement, including, without limitation, limitations on use and confidentiality as protective of and beneficial to Zogenix as those set forth herein or in the applicable Transaction Document, whichever is more restrictive, and ownership of all inventions resulting from Battelle DosePro Development Services as set forth in this Agreement (including the assignment of ownership provisions set forth in Section 9(a)). Battelle will remain responsible for all Battelle DosePro Development Services carried out by such third party contractors.

f.
Unless otherwise agreed in writing by Battelle and Zogenix, Zogenix will use commercially reasonable efforts to enter into a Transaction Document with the applicable Battelle Client, on terms and conditions reasonably acceptable to Zogenix.

g.	In connection with each Battelle DosePro Transaction for which Battelle is providing Battelle DosePro Development Services, the Parties anticipate that:

i.
Battelle will invoice Zogenix for Battelle DosePro Development Services using [***] (the “Battelle Invoice”). Each Battelle Invoice must be accompanied by appropriate documentary evidence, such as [***].

ii.
Zogenix will invoice the Battelle Client [***] for the undisputed amounts set forth in the Battelle Invoice as set forth in the applicable Transaction Document [***]. Battelle shall have the right to approve the payment schedule in each Transaction Document, such approval not to be unreasonably withheld, conditioned or delayed. Zogenix will not accept ‘payment in arrears’ terms from a Battelle Client unless the arrearage period does not exceed one calendar quarter.

iii.
Within [***] days following Zogenix’s [***] of payment from the Battelle Client, Zogenix shall remit payment for the Battelle DosePro Development Services to Battelle to an account specified by Battelle in writing.

iv.
Should Zogenix not pay Battelle in a timely manner as set forth in subsection (iii) above for the Battelle DosePro Development Services performed under a Battelle Development Work Plan, in addition to other remedies available to it in law and equity, Battelle may provide written notice to Zogenix of its intention to cease work on the subject matter under dispute under such Battelle Development Work Plan. If Zogenix has not paid Battelle within an additional [***] following Zogenix’s receipt of Battelle’s written notice hereunder, Battelle shall have the right to cease only such work as to which the subject matter is under dispute under such Battelle Development Work Plan until such payment has been made.

For clarity, a Transaction Document will contain other financial and customary terms related to the rights of the Battelle Client to use the DosePro Technology in connection with the product of the Battelle Client.

h.	For every Transaction Document entered into by Zogenix during [***] or at any time during a period of [***]:

i.
Zogenix shall pay to Battelle a cash fee equal to [***] of the Revenue [***] in connection with the applicable Battelle DosePro Transaction, including amounts received after the Term (the “Battelle Fees”).

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ii.
Battelle Fees payable by Zogenix to Battelle hereunder shall be paid within [***] business days of Zogenix’s [***] of the Revenue. Upon payment of the Battelle Fees, Zogenix shall concurrently provide to Battelle a report setting forth the elements used in calculating the Battelle Fees (e.g., License Related Revenue, Third Party Payments, other deductions from Revenue, and Revenue). Should Zogenix determine that Revenue deductions for Third Party Payments need to increase due to Third Party Agreements other than the Aradigm Agreement, or due to increases in payments due under the Aradigm Agreement, or in connection with other permitted deductions from Revenue, Zogenix will notify Battelle in writing of the details of such proposed deductions in advance of taking such deductions; Battelle shall have the right to approve such proposed deductions related to Third Party Agreements in advance with such approval not to be unreasonably withheld, conditioned or delayed.

iii.
Zogenix’s obligation to make payments of Battelle Fees to Battelle under this Agreement: (i) with respect to [***] Transactions shall terminate at such time as Zogenix has made payments to Battelle totaling [***] Dollars ($[***]) in the aggregate with respect to all [***] Transactions; (ii) with respect to a [***] Transaction shall terminate on a per Transaction basis at such time as Zogenix has made payments to Battelle totaling [***] Dollars ($[***]) for any single [***] Transaction. Notwithstanding the foregoing, Zogenix’s obligation to make payments of Battelle Fees to Battelle under this Agreement shall terminate with respect to all Transactions (for clarity, all [***] Transactions and [***] Transactions) at such time as Zogenix has made payments to Battelle totaling [***] Dollars ($[***]) in the aggregate under this Agreement.

i.
All payments by Zogenix to Battelle under this Agreement (Battelle Fees and amounts payable with respect to Battelle DosePro Development Services) shall be calculated and made in U.S. dollars. Any currency conversion shall be made using the rate of exchange for the conversion of the currency in which sales were made to U.S. dollars as of the [***]. Battelle Fees not paid to Battelle within such [***] business day period shall accrue interest at the rate of [***] per month; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate.

j.
Each Party shall keep complete, true and accurate books of account and records for the purpose of determining the payments to be made under this Agreement or any Transaction Document. Such books and records shall be kept at the principal place of business of the applicable Party. Such records will be open for inspection by the other Party solely for the purpose of verifying Battelle Fees due or payment statements hereunder. Such inspections may be made during normal business hours upon reasonable prior written notice to a Party no more than [***] and shall not cover a period prior to the Term or in any event cover a period greater than a [***]. Further, [***], a Party may only inspect the records related to

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any given time period on [***]. Inspections conducted under this Section 3(j) shall be at the expense of the auditing Party, unless a variation or error producing an increase exceeding [***] of the amount stated for the amounts owed for any period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection for such period and any unpaid amounts that are discovered will be paid promptly by the audited Party. If a variance or error producing an increase of [***] or less of the amount stated for the amounts owed for any period covered by the audit is established, the audited Party shall promptly pay to the auditing Party the unpaid amount.

4.
Zogenix Co-Marketing Activities and Support. The Parties agree that Zogenix shall be exclusively responsible for marketing DosePro and Battelle DosePro Development Services to the Zogenix Clients, unless otherwise agreed upon by the Parties. Subject to the terms and conditions of this Agreement, during the Term, at its own cost unless otherwise agreed by the Parties, Zogenix shall support the Battelle co-marketing activities provided for in this Agreement by:

a.	Providing DosePro training to all relevant Battelle business development representatives;

b.	Providing Battelle, subject to Zogenix’ obligations of confidentiality to third parties, all relevant information regarding DosePro assessments with biopharmaceutical companies;

c.	Providing support for all industry and targeted Battelle Client marketing initiatives; and

d.
Supplying Battelle or Battelle Clients at [***] ([***]) expense with demonstration saline-filled sample DosePro devices and components, such sample DosePro devices and components to be supplied at [***].

In the event that a Battelle Client or a Zogenix Client desires to technically assess the DosePro Technology during the Term, the Parties will jointly develop and offer a DosePro Technology technical assessment proposal and execute upon acceptance by the Battelle Client or Zogenix Client, as applicable, upon terms and conditions to be agreed, including whether or not the [***] of the Parties in connection with such assessments would [***]. In addition, Zogenix shall transfer to Battelle all DosePro Technology that is required to perform DosePro Technology technical assessments for Battelle Clients at Battelle or at a Battelle Client site, with the near term objective of establishing a self-sufficient capability and expertise within Battelle and a longer term objective of establishing a center of excellence for DosePro Technology product development at Battelle (“DosePro Center of Excellence”). The cost of establishing the DosePro Center of Excellence shall be borne by [***].

5.
Unassigned Clients. In the event that a Party identifies a potential client (“Unassigned Client”) not identified on Exhibit A or Exhibit B, the Unassigned Client will [***] be added to Exhibit A (as a Battelle Client) [***]. The Representatives, as defined in Section 7, will update Exhibit A and Exhibit B on a quarterly basis during the Term.

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6.
Co-Marketing Materials. Any information (written or oral) that is used in the co-marketing effort under this Agreement (“Co-Marketing Information”) shall be deemed to be the Confidential Information of Zogenix and may only be used and/or disclosed by Battelle in compliance with the confidentiality and non-use restrictions set forth in Section 11, subject to the additional approval by Zogenix in writing prior to its use and/or disclosure. Once the content of any such Co-Marketing Information has been approved by Zogenix, Battelle may make subsequent disclosures of the content of such Co-Marketing Information without the subsequent approval of Zogenix, but at all times subject to the restrictions set forth in Section 11 of this Agreement.

7.
Representatives. Each Party will designate a staff member (individually referred to as a “Representative” and collectively referred to as “Representatives”) to be the intermediaries between the Parties for the activities contemplated by this Agreement or any Transaction Document. Each Party’s Representative shall be available on a reasonable basis to discuss activities under this Agreement or any Transaction Document with the other Party’s Representative. Meetings between the Representatives and such other persons as the Representatives deem necessary shall be as needed on either Party’s Representative’s reasonable request. The Representatives shall be responsible for transmitting to the other Party through its Representative all necessary documents and correspondence relating to this Agreement.

8.	Joint Development Services Committee.

a.
Promptly following the execution of the first Transaction Document, but in any event within fifteen (15) days thereafter, the Parties will establish a joint development services committee (the "Joint Development Services Committee" or "JDSC"), which shall consist of up to six (6) members with an equal number of members nominated by each of Battelle and Zogenix. Such members of the JDSC shall be employees or consultants (so long as they are under confidentiality obligations as stringent as those contained in this Agreement) of each such Party or its Affiliates, and those representatives of each such Party shall, individually or collectively, have expertise in pharmaceutical drug development, regulatory matters, manufacturing, clinical trials, non-clinical studies and/or other expertise to the extent relevant. A Party may replace any or all of its representatives on the JDSC at any time upon written notice to the other Party. A Party may, in its discretion, invite non-member representatives that are employees of such Party (or such Party's Affiliates) and consultants (who are under confidentiality obligations as stringent as those contained in this Agreement) to attend meetings of the JDSC. The JDSC shall be chaired by an employee of Zogenix (or its Affiliates), as such representative may be changed by Zogenix at any time. The chairperson shall appoint a secretary of the JDSC, and such secretary shall serve for such term as designated by the chairperson.

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b.	The JDSC shall perform the following functions:

i.
prepare and approve an annual co-marketing plan which shall include specifics for the co-marketing activities of each of Battelle and Zogenix for the ensuing year (consistent with the co-marketing obligations of each set forth in this Agreement), to be available by December 15th of the prior year;

ii.	develop and approve a change control process for Battelle Development Work Plans and Battelle Client Work Plans;

iii.
review and approve each initial Battelle Development Work Plan and any related Battelle Work Plan Amendment (including any proposed changes in scope to the timeline or budget of each initial Battelle Development Work Plan);

iv.	oversee the interactions of the Parties pursuant to the terms of this Agreement or any applicable Battelle Development Work Plan and related Transaction Document;

v.	review the timeline, progress and activities performed as the Battelle DosePro Development Services under any applicable Battelle Development Work Plan and related Transaction Document;

vi.	facilitate the exchange of information and coordinate between the Parties as necessary or useful for the Battelle DosePro Development Services; and

vii.	have such other responsibilities as may be mutually agreed upon by the Parties from time to time.

For clarity, any exchange of information at JDSC meetings shall be subject to any confidentiality obligations imposed by third party agreements, including, without limitation, any Transaction Document.

c.
The JDSC shall meet in person, by video teleconference or by telephone at least once every three (3) months and more frequently as Battelle and Zogenix deem appropriate or on such dates, and at such places and times, as the Parties shall agree. From time to time, each Party may request a JDSC meeting upon notice to the other Party specifying the subject matters to be discussed, and the Parties shall convene such JDSC meeting within twenty (20) business days of the date of the notice. Meetings of the JDSC that are held in person shall alternate between the offices of Battelle and Zogenix (or the offices of their Affiliates designated by such Parties), or such other place as the Parties may agree.

d.
The JDSC may make decisions with respect to any subject matter that is subject to the JDSC's decision-making authority as set forth in Section 8(b); provided that as of the Effective Date, the JDSC’s only decision-making authority is to approve the annual co-marketing plan and each initial Battelle Development Work Plan and any related Battelle Work Plan Amendment (including any proposed changes in scope to the timeline or budget of each initial Battelle Development Work Plan). All decisions of

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the JDSC shall be made by unanimous vote or written consent, with each Party having one vote in all decisions. The JDSC shall use good faith and reasonable efforts to resolve the matters within its roles and functions or otherwise referred to it, however, if the JDSC cannot reach consensus within [***] after it has met and attempted to reach such consensus, the matter shall be referred on the [***] to the designated executive officers ("Designated Executives") who shall meet to resolve the dispute as set forth in Section 15.

e.	The JDSC's existence shall terminate upon and coincident with the completion of all Battelle Development Work Plans under all Transaction Documents.

f.	Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate on, the JDSC.

g.
Nothing in this Section 8 shall be deemed to modify or supersede any term or condition set forth in this Agreement, or any decision or decision-making authority expressly provided to a Party in this Agreement. For clarity, the JDSC shall not have the authority to amend or waive any provision of this Agreement or to make any determination that any Party is in breach of this Agreement.

9.	Intellectual Property; Non-Exclusive Licenses.

a.	As between Battelle and Zogenix, (i) Zogenix shall own all DosePro Inventions and (ii) [***].

b.	If Zogenix and Battelle jointly make an invention under this Agreement, other than a DosePro Invention or a Battelle Invention, then, as between Battelle and Zogenix, [***].

c.	Subject to the terms and conditions of this Agreement and any applicable Transaction Document, Battelle hereby grants Zogenix [***], to all Battelle Inventions, for [***].

d.
To the extent that the [***] in a DosePro Invention or Battelle Invention made above may require modification in connection with a Battelle DosePro Transaction, the Parties will meet and discuss modification of the grant with the intent for [***].

e.	In the event a Party wishes to pursue patent protection of an invention solely owned by the other Party and [***], the Parties will meet and discuss the manner and costs of pursuing such protection.

f.	Each Party hereby agrees to [***] as may be necessary to effect the ownership provisions of this Section 9.

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g.	Except as may be otherwise agreed by the Parties or set forth in any applicable Transaction Document, [***].

9.	Term and Termination of Agreement.

a.	This Agreement shall be effective as of the Effective Date and shall remain in effect for five (5) years, unless sooner terminated pursuant to the terms of this Section 10 (the “Term”).

b.	This Agreement may be terminated at any time by mutual written agreement of the Parties.

c.
At any time after eighteen (18) months from the Effective Date either Party, in its sole discretion, may terminate this Agreement effective immediately if no Transaction Document has yet been signed by Zogenix and a Battelle Client.

d.
Either Party may terminate this Agreement for cause in the event that the other Party is in material breach under this Agreement by giving [***] days prior written notice of such material breach to the other Party and this Agreement shall terminate at the end of such [***] day period unless the material breach has been cured by the other Party within said [***] day period, or in the case of a material breach that cannot be cured within [***] days, within a reasonable period not exceeding [***] days so long as the breaching Party is diligently proceeding to cure such material breach.

e.
Either Party may terminate this Agreement effective immediately upon written notice to the other party in the event (i) a court of competent jurisdiction enters a decree or order of relief appointing a receiver, liquidator, assignee, trustee or similar official of the other party or any substantial part of the other party’s assets and such decree or order is consented to by the other party or continues unstayed and in effect for a period of [***] days, (ii) the other party files a voluntary petition under any bankruptcy, insolvency or similar law, (iii) an insolvency petition is filed against the other party under any bankruptcy, insolvency or similar law and is not dismissed within [***] days, or (iv) the other party makes a general assignment for the benefit of its creditors.

f.
Battelle Development Work Plans may only be terminated as set forth in the applicable Battelle Development Work Plan or related Transaction Document. Any expiration or termination of this Agreement shall not affect either Party’s obligations under the Battelle Development Work Plans then in effect.

g.	The rights and obligations set forth in this Agreement shall extend beyond the expiration or termination of this Agreement only to the extent expressly provided for

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herein, or to the extent that the survival of such rights or obligations are necessary to permit their complete fulfillment or discharge. In the event of expiration or termination of this Agreement for any reason, the following provisions shall survive in addition to others specified in this Agreement to survive in such event: Sections 3(b) through (e) (with respect to any Battelle Development Work Plans then in effect), 3(g) through (j) (to the extent required to make payments of Battelle Fees or amounts due for Battelle Development Services), 10(f), 10(g) and Articles 1 (to the extent necessary to interpret other surviving sections), 9, 11, 12 (with respect to any Battelle DosePro Development Services performed after expiration or termination of this Agreement), 13, 15 (with respect to any dispute resolution process begun before the termination of this Agreement), and 16 through 21. All provisions not surviving in accordance with the foregoing shall terminate upon expiration or termination of this Agreement and be of no further force and effect.

11.	Publications; Publicity; Confidentiality.

a.	Battelle will not submit any publications regarding DosePro without the prior written consent of Zogenix. Zogenix may submit publications regarding DosePro at any time in its sole discretion.

b.
Neither Party shall make any public announcement, including press releases, announcements at investor conferences, reports to any governmental entities regulating securities such as the SEC, concerning the existence of or the terms of this Agreement nor regarding any Transaction Document, without the prior written consent of the other Party with regard to the form, content and precise timing of such announcement, except such as may be required to be made by either Party in order to comply with Applicable Laws. Such consent will not be unreasonably withheld or delayed by such other Party. Prior to any such public announcement requiring the other Party's prior written consent, the Party wishing to make the announcement will submit a draft of the proposed announcement to the other Party not less than [***] in advance to enable the other Party to consider and comment thereon. Failure to respond with comments in writing prior to [***] before scheduled release shall be deemed approval of such release. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 11(b) is intended to prohibit either Party from republishing or restating information that has already been approved by the other Party for use in a prior press release or public announcement.

c.
Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Term and for [***] thereafter, the receiving Party, its Affiliates and its designees shall, and shall ensure that their respective employees, officers, directors and other representatives shall, keep confidential and not publish or otherwise disclose and not use for any purpose, other than the performance

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of activities under this Agreement or any Transaction Document, any information furnished to it by the other Party, its Affiliates or its designees pursuant to the Prior Agreement, this Agreement or a Transaction Document, except to the extent that it can be established by the receiving Party by competent proof that such information: (i) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the disclosing Party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (iii) became generally available to the public or was otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; (iv) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had, to the receiving Party's knowledge, no legal obligation not to disclose such information to others; or (v) was independently generated by the receiving Party without reference to Confidential Information of the disclosing Party (all such information to which none of the foregoing exceptions applies, and the terms of this Agreement, shall be deemed "Confidential Information"). Any and all information, data and materials, including any and all intellectual property rights therein and thereto, owned by a Party shall constitute Confidential Information of such Party which shall be deemed the disclosing Party with respect to such Confidential Information for the purposes of this Section 11. Notwithstanding the foregoing, the obligations of confidentiality under this Section 11(c) regarding any Confidential Information relating to or containing a Party's trade secret that has been suitably identified to the other Party as such shall continue beyond the period set forth in this Section 11(c) (i.e., the Term plus [***]) so long as the subject matter remains a trade secret.

d.
The restrictions contained in Section 11(c) shall not apply to Confidential Information that: (i) is submitted by the receiving Party to a regulatory authority to obtain regulatory approval for a DosePro product; (ii) is provided by the receiving Party to third parties under confidentiality provisions at least as stringent as those in this Agreement, in connection with a Battelle DosePro Transaction, any Battelle Development Work Plan or related Transaction Document or in connection with a proposed financing transaction or proposed change of control transaction of a Party; or (iii) is otherwise required to be disclosed in compliance with Applicable Laws or by a governmental entity; provided that, if a Party is required to make any such disclosure of the disclosing Party's Confidential Information, such Party will, except where impracticable for necessary disclosures (for example, to physicians conducting studies or to health authorities), give reasonable advance notice to the disclosing Party of such disclosure requirement and reasonably cooperate with the disclosing Party to secure confidential treatment of such Confidential Information required to be disclosed.

e.	Each Party shall use, and cause each of its Affiliates to use and use its commercially reasonable efforts to cause each of its licensees to use, any Confidential Information

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obtained by such Party from the disclosing Party, its Affiliates or its licensees, pursuant to this Agreement or otherwise, solely in connection with the activities or transactions contemplated by this Agreement or any Transaction Document.

f.
Each Party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to seek an injunction, without the posting of any bond or other security, enjoining or restraining the other Party, its Affiliates and/or its licensees from any violation or threatened violation of this Section 11.

12.
Compliance with Laws. Each Party agrees to comply with all Applicable Laws when carrying out activities contemplated by this Agreement, including, without limitation, the Battelle DosePro Development Services.

13.	Limitation of Liability; Indemnification; Insurance.

a.	Battelle DosePro Development Services; Battelle Development Work Plans.

i.
Battelle will provide a high standard of professional service in its performance hereunder of any Battelle DosePro Development Services. However, Battelle, as a provider of such services, cannot guarantee success, thus BATTELLE PROVIDES NO WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, FOR ANY REPORT, DESIGN, ITEM, SERVICE OR OTHER RESULT TO BE DELIVERED UNDER THIS AGREEMENT OR IN CONNECTION WITH ANY BATTELLE DOSEPRO DEVELOPMENT SERVICES PERFORMED PURSUANT HERETO.

ii.
Zogenix assumes all responsibility for its use, misuse, or inability to use the results of any Battelle DosePro Development Services performed pursuant to this Agreement and any Battelle DosePro Development Services performed pursuant hereto.

iii.
Zogenix shall indemnify, defend and hold harmless Battelle from any and all liabilities, suits, claims, demands and damages, and all costs and expenses in connection therewith, including without limitation, reasonable attorneys’ fees and costs (collectively, “Damages”), asserted by third parties from any cause whatsoever arising out of this Agreement or any Battelle DosePro Development Services performed pursuant hereto, except for Damages occurring during performance of Battelle DosePro Development Services under this Agreement on Battelle-owned or -operated premises where fault of Zogenix is not a contributing cause.

b.	Co-Marketing Efforts.

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i.
Battelle and Zogenix shall each use commercially reasonable efforts while carrying out their obligations under this Agreement. However, neither Party can guarantee success; thus, NEITHER PARTY PROVIDES ANY WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, FOR ANY REPORT, DESIGN, ITEM, SERVICE OR OTHER RESULT TO BE DELIVERED UNDER THIS AGREEMENT.

ii.
Battelle shall indemnify, defend and hold harmless Zogenix and is officers, directors, trustees, agents and employees, from and against any and all Damages asserted by third parties occurring during Battelle’s performance of its Co-Marketing obligations under this Agreement resulting from the [***] or [***] act or [***] of Battelle, or any of its employees or agents.

i.
Zogenix shall indemnify, defend and hold harmless Battelle and is officers, directors, trustees, agents and employees, from and against any and all Damages asserted by third parties occurring during Zogenix’ performance of its Co-Marketing obligations under this Agreement resulting from the [***] or [***] or [***] of Zogenix, or any of its employees or agents.

c.
No Liability for Certain Damages. Except as otherwise expressly provided for elsewhere in this Agreement, in no event shall either Party have any liability for any indirect, incidental or consequential damages, including lost sales or lost profits, relating to or arising from or in connection with this Agreement, even if such damages may have been foreseeable; provided that such limitation shall not apply in the case of either Party’s indemnification obligations under this Section 13 or in the case of [***] or [***].

d.
Insurance. Each Party shall carry and maintain in full force and effect throughout the Term and for a period of [***] thereafter reasonable and customary insurance in view of its obligations hereunder. Each Party shall provide the other, upon request, with evidence of such insurance and shall provide the other Party with [***] prior written notice of any proposed cancellation of such insurance.

14.	Representations and Warranties. Each Party represents and warrants to the other Party that as of the Effective Date:

a.
Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

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b.
Such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement and has full power and authority to enter into this Agreement and perform its obligations under this Agreement;

c.
This Agreement has been duly executed by such Party and constitutes a valid and legally binding obligation of such Party, enforceable in accordance with its terms, subject to and limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws generally applicable to creditors' rights; and (ii) judicial discretion in the availability of equitable relief;

d.
Such Party has obtained, or is not required to obtain, the consent, approval, order, or authorization of any third party, or has completed, or is not required to complete, any registration, qualification, designation, declaration or filing with, any governmental entity, in connection with the execution and delivery of this Agreement and the performance by such Party of its obligations under this Agreement;

e.
The execution and delivery of this Agreement, and the performance by such Party of its obligations under this Agreement does not and will not: (i) conflict with, nor result in any violation of or default under any instrument, judgment, order, writ, decree, contract or provision to which such Party is otherwise bound; (ii) give rise to any lien, charge or encumbrance upon any assets of such Party or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval that applies to such Party, its business or operations or any of its assets or properties; or (iii) conflict with any rights granted by such Party to any third party or breach any obligation that such Party has to any third party; and

f.
Every officer, scientific employee and technical consultant of such Party has an obligation to assign his or her inventions to such Party to the extent such inventions are within the scope of his or her activities for such Party with respect to this Agreement, and all such officers, scientific employees and technical consultants retained by such Party to provide services to such Party has an obligation to maintain the confidentiality of such Party's confidential information.

15.
Dispute Resolution. The Designated Executives shall attempt to resolve any disputes between the Parties under this Agreement, including, but not limited to disputes referred to them by the Representatives or the JDSC. If, after [***] of good faith discussions, the Designated Executives are unable to agree on a resolution of the dispute, then the Parties will submit the dispute to an independent mediator (to be jointly selected by and paid for by the Parties), who shall have [***] days after the matter is fully submitted to him or her to assist the Parties in reaching a resolution. If either Party refuses, in its sole discretion to accept the resolution proposed as a result of the mediation, it shall give prompt written notice of such refusal to the

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other Party and at any time following any such notice each Party shall be free to pursue any legal, equitable or other remedies available to it regarding the matter in dispute.

16.
Nature of Services. This Agreement shall not constitute, create or give effect to, or otherwise imply a joint venture, corporation, partnership, or any form of formal business entity of any kind. Each Party to this Agreement shall act as an independent contractor with respect to the other Party. Neither Party shall have any authority or control over the other Party or the other Party’s employees, nor shall either Party have the power to bind the other Party, nor shall this Agreement be construed as creating any actual or implied authority or any type of agency relationship.

17.
Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement to the extent that such failure or delay is due to Force Majeure, and without the willful wrongdoing, recklessness or gross negligence of the Party so failing or delaying. For purposes of this Agreement, “Force Majeure” is defined as causes beyond the reasonable control of the Party, including acts of God; changes in regulations or laws of any government; war; terrorism; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In the event that the ability of Battelle or Zogenix to perform its obligations under this Agreement, as the case may be, shall be so affected, the affected Party shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is [***]. To the extent possible, each Party shall use commercially reasonable efforts to minimize the duration of any Force Majeure.

18.
Entire Agreement. This Agreement represents the entire agreement of the parties and supersedes any prior discussions or understandings, whether written or oral, relating to the subject matter hereof, including the Prior Agreement; for clarity, the Confidential Disclosure Agreement dated January 6, 2011, as amended, between the Parties is superseded in its entirety by Section 11 of this Agreement. This Agreement may be modified or amended only by mutual agreement in writing, signed by a duly authorized representative of each Party. No course of dealing, usage of trade, waiver or non-enforcement shall be construed to modify or otherwise alter the terms and conditions of this Agreement.

19.	Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles.

20.	Notices. Any notice, request or other communication required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in

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writing and personally delivered, facsimile transmission (receipt verified) or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

Battelle Memorial Institute
Attention:
Fax:

If to Zogenix:
Zogenix, Inc.
12400 High Bluff Drive, Suite 650
San Diego, California 92130
Attention: Chief Financial Officer
Fax:

With a copy to (which shall not constitute notice to Zogenix):
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130
Attention: Faye H. Russell
Facsimile: (858) 523-5450

or any other addresses of which a Party shall notify the other Party in writing; provided that notices of a change of address shall be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service.

21.	Assignment; Miscellaneous.

a.
This Agreement, and the rights and obligations hereunder, may not be assigned or transferred by either Party without the prior written consent of the other Party; provided, however, [***]. This Agreement shall be binding upon and inure to the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.

a.
Zogenix agrees that it shall comply with all U.S. laws and regulations applicable to export of products, materials, items and/or technical data or information. Zogenix agrees not to export or re-export any technical data, product(s), or the direct product of technical data received from Battelle outside the United States or to a foreign person (i.e. any person who is not a lawful permanent resident of the U.S. or is not a protected individual as defined by 8 U.S.C sections 1101 and 1324) unless Zogenix or the Battelle Client has obtained in advance all required licenses, agreements or other authorizations from the U.S. Government. Exports of technical data include, without

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limitation, the sending or taking of any technical data out of the United States in any manner; disclosing or transferring technical data to a foreign person whether in the United States or abroad; or performing services for a foreign client, whether in the United States or abroad.

b.	If any part of this Agreement shall be held invalid or unenforceable, such invalidity and unenforceability shall not affect any other part of this Agreement.

c.
This Agreement may be executed in counterparts, with the same effect as if the Parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one Agreement.

This Agreement is executed and effective as of the date written above.

BATTELLE MEMORIAL INSTITUTE	ZOGENIX, INC.

By:_/s/ Marty Toomajian	By:_/s/ Stephen J. Farr
Its: President, Energy, Health and Environmental	Its: President

Exhibit A

Battelle Clients

[***]

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Exhibit B
Zogenix Clients

[***]

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Exhibit C

Illustrative Battelle DosePro Development Services for [***]

Zogenix will be the design authority for the DosePro Technology, Battelle will lead the effort to design and implement DosePro Technology specifically into the [***].  Battelle’s focus will be those items necessary to deliver the device technology through the CPV study as described in the [***] DosePro Development Plan jointly developed by Battelle and Zogenix.  While commercial activities are not explicitly described, it is the goal of both Battelle and Zogenix to leverage the development of the CPV product to support the DosePro commercial development for a to be determined (tbd) client(s).  When programs transition from CPV to commercial development, Battelle will maintain its role as the preferred provider of design and development services for [***].

Battelle DosePro Development Services may include:

•	Establishment of DosePro technology product development center of excellence at Battelle

•	Injection parameter characterization necessary to deliver [***] of fluid in the DosePro device

•	Investigational clinical trial test stand development

•	Requirements development and management

•	Risk analysis planning and execution

•	Human factors planning and execution

•	Device system and subsystem design and outputs

•	Device design reviews

•	Device prototype assembly process development

•	Device prototype test method development

•	Device prototype fabrication and testing

•	Device Design History File (DHF)

•	Program management of the above activities.

In most Battelle Client Development Work Plans, Zogenix will take the lead on other related activities such as the Investigational Clinical Trial, the Clinical Performance Verification (CPV) Trial, the capsule filling process, and regulatory activities.  Commercial manufacturing and related development activities will likely be led by tbd client(s).  While Battelle and Zogenix each will lead particular tasks, both companies may jointly participate in various tasks as necessary to insure program success.

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Exhibit D

Zogenix Patents

[***]

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